UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 20, 2023
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 20, 2023, the Board of Directors (the “Board”) of Nordstrom, Inc. (the “Company”) appointed Guy B. Persaud, age 52, to the Board. The appointment was effective immediately.
Mr. Persaud has nearly three decades of experience across four continents, leading global organizations across a wide range of business and cultural contexts. In his current role as president of the new business unit at Procter & Gamble, Mr. Persaud is responsible for identifying and operating high-growth and value-creation businesses outside the company’s traditional business units. Previous roles at the company include: senior vice president, fabric and home care and head of brand, Latin America; senior vice president, fabric and home care, greater China; global franchise leader; and other roles in the U.S. and Europe. A native of Canada, Mr. Persaud joined Procter & Gamble after completing his Master of Business Administration at McGill University.
As a nonemployee director, Mr. Persaud will receive compensation for his service on the Board equivalent to the cash retainer and common stock award compensation described under the caption “Director Compensation and Stock Ownership Guidelines” of the Company’s proxy statement that was filed with the Securities and Exchange Commission (“SEC”) on April 28, 2023. He will also be eligible to participate in the Company’s other compensation benefit plans and programs for nonemployee directors as described in such proxy statement. In addition, the Company plans to enter into its standard Independent Director Indemnification Agreement with Mr. Persaud, the form of which was filed with the SEC as exhibit 10.78 to the Company’s Annual Report on Form 10-K for the year ended January 29, 2011.
There are no transactions between the Company and Mr. Persaud which require disclosure pursuant to Item 404(a) of Regulation S-K. At the time of this Form 8-K, the Board has not determined the committee(s) to which Mr. Persaud will be appointed.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 20, 2023, the Board approved an amendment to the Company's Bylaws (the "Amendment"). The sole amendment consisted of adjusting the size of the Board to a range of ten to twelve directors, with the specific number to be determined by resolution of the Board. The Board then resolved to set the number of directors to 12 individuals. The Bylaw Amendment was effective at adoption.
The Bylaws, as so amended, are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment.
ITEM 8.01 Other Events
On September 21, 2023, the Company issued a press release announcing the appointment of Mr. Persaud, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

3.1	Bylaws, as amended and restated on September 20, 2023
99.1	Press release of Nordstrom, Inc., dated September 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: September 21, 2023